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                                                                    EXHIBIT 10.5


                      AMENDED AND RESTATED PROMISSORY NOTE

$1,107,064.64                                                  September 1, 1993
                                                                  Miami, Florida

         FOR VALUE RECEIVED, the undersigned (the "Maker") hereby promises to pay to the order of Cordis Corporation, a Florida corporation (the "Payee"), at 14201 N.W. 60th Ave., Miami Lakes, Florida 33014 or at such other address as the Payee may from time to time designate in writing to the Maker, the principal amount of $1,107,064.64.

         The Maker further agrees to pay interest to the Payee on the unpaid principal amount hereof from the date hereof at the rate per annum equal to eight percent (8%), which interest rate shall be adjusted on July 1, 1994, and each July 1 thereafter, and shall be equal to two percent (2%) in excess of the prime rate published in the Wall Street Journal 30 days prior to each such adjustment date. Notwithstanding anything contained herein to the contrary, the interest rate hereunder shall not be less than seven percent (7%) nor greater than ten percent (10%). All computations of interest hereunder shall be made on a basis of a year of 360 days for the actual number of days (including the first but excluding the last) occurring in the period for which interest is payable.

         Principal and interest shall be paid in consecutive monthly installments of $17,000, or, if the unpaid principal and interest accrued thereon is less than $17,000 such lesser amount, on the first day of each month commencing October 1, 1993. Such monthly installments shall continue until the entire indebtedness evidenced by this Amended and Restated Promissory is paid in full, except that all remaining indebtedness, if any, if not sooner paid, shall be due and payable on June 1, 2001. Each such monthly installment shall be credited first to accrued but unpaid interest due, if any, and the balance of such installment shall be credited to the principal amount of this Amended and Restated Promissory Note.

         This Amended and Restated Promissory Note, among other things:

                  (i) amends and restates that certain Promissory Note dated March 10, 1988 (as such note may be amended, modified or supplemented from time to time, the "Original Note"), in the original principal amount of $1,176,165, which Original Note was amended by that certain Promissory Note dated June 30, 1991 (the "Amended Note"), in the principal amount of $1,132,798.81;

                  (ii) reduces the principal amount evidenced by the Amended Note to $1,107,064.64 to reflect the current principal amount which reflects certain payments of principal to the Payee since the date of the Amended Note; and

                  (iii) shall replace and be substituted for the Amended Note which shall be canceled and voided and be of no further force or effect upon:
(a) the execution of the consent set forth below by Pacific Northwest Bank, State of Washington (the "Bank"); (b) execution and

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delivery to Cordis of this Amended and Restated Promissory Note; and (c) receipt by Cordis of that certain payment of principal and interest in the amount of $50,000.

         The occurrence of any of the following events shall constitute an event of default hereunder (each such event, an "Event of Default"):

                  (i) if any payment required to be made hereunder is not paid within 10 days of its corresponding due date;

                  (ii) default in the observation or performance of any agreement or condition set forth herein or in that certain Settlement Agreement dated January 13, 1988, by and between the Payee and the Maker;

                  (iii) in the event the Maker: (a) files with any bankruptcy court of competent Jurisdiction or is the subject of any petition (which is not dismissed within 30 days from the filing thereof) under Title 11 of the United States Code, as amended; (b) is the subject of any order for relief issued under such Title 11 of the United States Code, as amended (which is not dismissed within 30 days from the filing thereof); (c) files or is the subject of any petition seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors (which is not dismissed within 30 days from the filing thereof); (d) has sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator; or (e) is subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against it for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or relief for debtors (which is not dismissed within 30 days from the filing thereof);

                  (iv) the Maker's failure to generally pay its debts as they become due; or

                  (v) the Maker's failure to pay any of its currently outstanding debt held by the Bank.

         Upon the occurrence of an Event of Default, the entire principal amount hereunder shall become immediately due and payable in full without notice to the Maker. Such acceleration may be exercised at the option of the Payee regardless of any prior forbearance.

         Upon the occurrence of an Event of Default, and the subsequent acceleration of this Amended and Restated Promissory Note by the Payee, the interest rate of the entire indebtedness then outstanding will be the highest rate permitted by law computed from the date of such default and continuing until such default be cured.

         In the event the Maker fails to make any payment of principal or interest within 10 days of its due date, the Maker shall, in addition to making such payment, pay to the Payee a late fee equal to 5% of such overdue payment.

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         The Maker hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest and notice of protest, and any and all other requirements necessary to hold the Maker liable as the maker of this Amended and Restated Promissory Note.

         Notwithstanding any other provision of this Amended and Restated Promissory Note or any other agreement between the Maker and the Payee, nothing herein shall require the Maker to pay or the Payee to accept interest in an amount which would subject the Payee to any penalty or forfeiture under applicable law, and in no event shall the total of all charges payable hereunder (whether of interest or of such other charges which may or might be characterized as interest) exceed the maximum amount permitted to be charged under applicable law. Should the Payee receive any payment which is or would be in excess of that permitted to be charged under applicable law, such payment shall have been and shall be deemed to have been made in error and such excess shall be applied to reduce the principal indebtedness outstanding hereunder.

         The Maker may prepay the full amount of this Amended and Restated Promissory Note in whole or in part at any time and from time to time without penalty.

         No offset, counterclaim, reduction or diminution of any obligation which the Maker may have or assert against any person, including, without limitation, the Payee, shall be available hereunder to or shall be asserted by the Maker in any action on or to enforce this Amended and Restated Promissory Note or the obligations herein.

         If any one or more of the provisions of this Amended and Restated Promissory Note shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Amended and Restated Promissory Note shall not be affected or impaired.

         The Maker agrees to pay all costs of collection of this Amended and Restated Promissory Note, including, without limitation, attorneys' fees plus costs incurred in enforcing this Amended and Restated Promissory Note and recovery of all sums due hereunder, whether or not suit is instituted, including, without limitation, in trial, on appeal, in bankruptcy proceedings or otherwise.

         The Maker shall be responsible for any and all documentary stamp taxes, intangible taxes and recording costs arising in connection with this Amended and Restated Promissory Note.

         No waiver of any default in the performance of any of the duties or obligations arising out of this Amended and Restated Promissory Note shall be valid unless in writing and signed by the waiving party. Waiver of any one default shall not constitute or be construed as creating waiver of any other default or defaults. No course of dealing between the parties shall operate as a waiver or preclude the exercise of any rights or remedies under this Amended and Restated Promissory Note. Failure on the part of either party to object to any act or failure to act of the other party, or declare the other party in default, regardless of the extent of such default, shall not constitute a waiver by the party of its rights hereunder.

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         All rights, remedies and options conferred upon the Payee hereunder or by law shall be cumulative and may be exercised successively or concurrently and are not alternative or exclusive of any other such rights, remedies or options.

         This Amended and Restated Promissory Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Maker and the Payee; provided, however, that the Maker may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Payee.

         This Amended and Restated Promissory Note shall be governed by and construed in accordance with the laws of the State of Florida.

         THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATED TO CERTAIN INDEBTEDNESS OF THE MAKER IN FAVOR OF THE BANK PURSUANT TO THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF AUGUST 7, 1991, AMONG THE MAKER, THE PAYEE AND THE BANK (the "Subordination Agreement").

         IN WITNESS WHEREOF, the Maker has executed and delivered the foregoing Amended and Restated Promissory Note as of the day and year first above written.

Witnesses:                            Seamed Corporation, a Delaware corporation

 /s/ Steven F. Bahr
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By:
    ------------------------

 /s/ Gina James                       By:  /s/ Edgar F. Rampy
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By:                                   Title:  VP-CFO
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         In order to induce the Payee to enter into this Amended and Restated
Promissory Note, the undersigned: (i) consents to this Amended and Restated Promissory Note and the terms and conditions contained herein, and (ii) as required pursuant to the Subordination Agreement, consents to the payment when due of all sums hereunder including, without limitation, the payment of the sum of $50,000 simultaneously upon the execution hereof.

Witnesses:                           Pacific Northwest Bank, State of Washington

  /s/ Steven F. Bahr
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By:
    ------------------------

  /s/ Gina James                      By:   /s/ Milton Douglas
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By:                                   Title:  Vice President
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